Exhibit 99.1

Aspen Technology and KBC Settle Dispute

Settlement resolves all outstanding legal issues between the companies

Cambridge, MA and London, UK—October 1, 2004—Aspen Technology, Inc. (Nasdaq: AZPN) (“AspenTech”) and KBC Advanced Technologies plc. (LSE: KBC) (“KBC”) today announced that they have agreed to settle all legal disputes between the two companies in all jurisdictions.

As part of the settlement KBC recognizes AspenTech’s right to develop, market and license Aspen RefSYS™ and AspenTech recognizes KBC’s right to develop, market and license HYSYS.Refinery, their respective refinery-wide simulation products.  Additionally, AspenTech will license to KBC Aspen HYSYS™, Aspen PIMS™ and Aspen Orion™ for use as part of its consulting services business.  KBC will also be paid $3.75 million in lieu of costs incurred in the dispute.

AspenTech has previously disclosed its accrual for this cash payment as part of its fiscal 2004 fourth quarter financial statements, which were issued on August 4th, 2004.

“We believe this settlement is in the best interests of our customers, eliminating the uncertainty that this litigation has generated,” said David McQuillin, President and CEO of AspenTech, and Peter Close, CEO of KBC.  “Both companies can focus on developing and marketing their products independent of each other and without fear of legal matters stifling proper market competition.”

About AspenTech

Aspen Technology, Inc. provides industry-leading software and implementation services that enable process companies to increase efficiency and profitability. AspenTech’s engineering product line is used to design and improve plants and processes, maximizing returns throughout an asset’s operating life. Its manufacturing/supply chain product line allows companies to increase margins in their plants and supply chains by managing customer demand, optimizing production, and streamlining the delivery of finished products. These two offerings are combined to create solutions for enterprise operations management (EOM), integrated enterprise-wide systems that provide process manufacturers with the capability to dramatically improve their operating performance. Over 1,500 leading companies already rely on AspenTech’s software, including Aventis, Bayer,

BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, Fluor, Foster Wheeler, GlaxoSmithKline, Shell, and Total. For more information, visit www.aspentech.com.

Certain paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  For this purpose, any statement using the term “will,” “should,” “could,” “anticipates,” “believes” or a comparable term is a forward-looking statement.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in cyclical industries; adverse global economic conditions; AspenTech’s ability to raise additional capital as required; the FTC’s investigation of the Hyprotech acquisition; the outcome of AspenTech’s restructuring plans; intense competition; AspenTech’s need to develop and market products successfully; and other risk factors described from time to time in AspenTech’s periodic reports and registration statements filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements.  AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

About KBC

KBC Advanced Technologies plc is a leading independent consulting and services group, delivering improvements in business performance and asset value to owners and operators in the oil refining, petrochemical and processing industries worldwide. KBC analyses plant operations and business processes, and recommends changes that deliver material and measurable improvements in profitability. KBC works in partnership with its clients and offers implementation services when requested to assist them in realizing financial benefits. In support of these efforts, KBC makes extensive use of its proprietary process modelling and its refinery-wide simulation technology. KBC provides strategic planning advice, petroleum and chemical price forecasting, economic studies, capital project reviews, and process engineering services to help clients find the most cost-effective way to achieve their short- and long-term objectives. Formed in 1979, KBC has its principal offices in the UK, USA, Singapore, Japan, Russia, and the Netherlands. For more information, visit www.kbcat.com.

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Contacts:

For Media:

For Investors:

Peter Watt	Robin Swanger	Joshua Young
Aspen Technology, Inc.	Aspen Technology, Inc.	Aspen Technology, Inc.
+44 1223 819-752	(281) 504-3256	(617) 949-1274
peter.watt@aspentech.com	robin.swanger@aspentech.com	joshua.young@aspentech.com